UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________

FORM 8-K
_______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 14, 2014

FORESIGHT ENERGY LP
(Exact Name of Registrant as Specified in Charter)
__________________________

Delaware	001-36503	80-0778894
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

211 North Broadway Suite 2600 Saint Louis, MO	63102
(Address of Principal Executive Offices)	(Zip Code)

(314) 932-6160
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

______________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Appointment of Certain Officers.

Effective July 14, 2014, Christopher N. Moravec, age 58, was appointed Executive Vice President & Chief Commercial Officer of Foresight Energy LP (the “Partnership”).  Mr. Moravec was previously a Senior Vice President of the Partnership and has been employed by the Partnership since June 2012.

Prior to joining the Partnership in June 2012, Mr. Moravec was the Executive Vice President of Rhino Resource Partners LP from 2007 to June 2012. During this period, Mr. Moravec also served on the board of directors for Rhino Eastern, a West Virginia-based metallurgical coal operation structured as a joint-venture with Patriot Coal Corporation. Prior to joining Rhino Resource Partners LP, Mr. Moravec worked for a financial institution providing both commercial and investment banking services exclusively to the coal industry. Mr. Moravec received his undergraduate degree in Mining Engineering from West Virginia University and a Masters in Business Administration from the University of Pittsburgh.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 15, 2014

FORESIGHT ENERGY LP By Foresight Energy GP LLC, its general partner /s/ Michael J. Beyer By: Michael J. Beyer President & Chief Executive Officer